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EXHIBIT 1.1

AMERICAN RESTAURANT GROUP, INC.

    $30,000,000 11 1/2% Senior Secured Notes due 2006
PURCHASE AGREEMENT

September 28, 2001

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

    American Restaurant Group, Inc., a Delaware corporation (the "Issuer"), hereby agrees with you as follows:

    1.  Issuance of Securities.  The Issuer proposes to issue and sell to Jefferies & Company, Inc. (the "Purchaser") (i) $30,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2006, Series C (the "Series C Notes"). The Series C Notes will be issued pursuant to an indenture, originally dated as of February 25, 1998, among the Issuer, the guarantors named therein (the "Guarantors") and U.S. Trust Company, N.A., as trustee, now BNY Western Trust Company (the "Trustee") and supplemented as of the Closing Date (as supplemented, the "Indenture"). The Guarantors will unconditionally guarantee (subject to insolvency and fraudulent conveyance limitations) the obligations under the Notes (defined below) and the Indenture (collectively, the "Guaranty"). The obligations under the Notes will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") of the Issuer and the Guarantors (collectively, the "Grantors") as set forth in the Offering Circular (defined below). Notwithstanding anything to the contrary herein, the Purchaser may upon notice to the Company reduce the aggregate principal amount of the Series C Notes proposed to be issued hereby to an amount not less than $29 million aggregate principal amount.

    The Securities will be offered and sold to the Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuer will prepare a final offering circular, dated on or about September 28, 2001 (the "Final Offering Circular"). The term "Offering Circular" shall mean the Final Offering Circular, relating to the offer and sale of the Securities (the "Offering").

    Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series C Notes shall bear the following legend:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), AND (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (x) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AMERICAN RESTAURANT GROUP, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE

    RESTRICTION TERMINATION DATE") EXCEPT ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

    2.  Agreements to Sell and Purchase.  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuer shall issue and sell to the Purchaser (and, in order to induce the Purchaser to purchase the Notes, the Guarantors shall grant the Guaranty and the Grantors shall grant the Security Interests), and the Purchaser shall purchase from the Issuer, $30,000,000 aggregate principal amount of Series C Notes. The purchase price for the Series C Notes shall be 97% of the principal amount thereof less 5% of the principal amount thereof to be used to satisfy any commitment fees owed to the initial purchasers of the Notes; provided, however that to the extent the Purchaser is entitled to receive any fee based on a percentage of the $30,000,000 aggregate principal amount of Series C Notes covered hereunder (such portion of the fee allocable to the $30,000,000 aggregate principal amount of Series C Notes, the "Series C Percentage Fee") pursuant to the Engagement Letter between the Purchaser and the Company dated as of September 6, 2001, the parties agree that such Series C Percentage Fee, upon the consummation of this Agreement, shall no longer be due to the Purchaser.

    3.  Terms of Offering.  The Purchaser has advised the Issuer that the Purchaser will make offers to sell (the "Exempt Resales") the Series C Notes purchased by the Purchaser hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to persons whom the Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act (the "Eligible Purchasers"). The Purchaser has advised the Issuer that it will not solicit any offer to buy or offer to sell the Series C Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Act).

    Holders of the Series C Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date (as defined below). Pursuant to the Registration Rights Agreement and without limiting the foregoing, (a) the Issuer shall, among other things, file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to, among other things, the 11 1/2% Senior Secured Notes due 2006, of a series to be determined, of the Issuer (the "Exchange Notes" and, together with the Series C Notes, each with the Guaranty endorsed thereon, the "Notes"), identical in all material respects to the Series C Notes (except for references to Series C and restrictive legends) to be offered in exchange for the Series C Notes (such offer to exchange being referred to collectively as the "Registered Exchange Offer") and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series C Notes. If a Registration Default (as defined in the Registration Rights Agreement) occurs and is continuing, the Issuer shall pay to holders of Series C Notes the Weekly Liquidated Damages Amount (as defined in the Registration Rights Agreement), if any.

    On the Closing Date, the Grantors will enter into a security and pledge agreement, an intercreditor agreement, a trademark security agreement and certain other documents (collectively, the "Security Documents") relating to the Notes to provide for the grant of the Security Interests in the Collateral to the Trustee or such other person as specified in the intercreditor agreement, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Notes and the lenders under the Company's Senior Credit Facility entered into on February 25, 1998, as amended on June 28, 2000 and September 7, 2001 between the Company, certain of its subsidiaries and the agent for the lender named therein (the "Credit Facility"). The Security Interests will secure the payment and performance when due of the obligations of the Issuer, the Guarantors and the Grantors, under the Indenture, the Notes, the Security Documents, and the Credit Facility.

    In connection with the Offering of the Series C Notes contemplated hereby, the Company is offering to exchange (the "Exchange Offer") any and all of its outstanding 11 1/2% Senior Secured Notes due 2003 (the "Existing Notes") and soliciting consents (the "Consent Solicitation") to the adoption of certain amendments (the "Amendments") to the Indenture, each as more fully described in the documents and instruments related thereto (the "Consent Solicitation Documents"). Prior to or concurrently with the consummation of the Offering, the Company will also obtain (i) the consent (the "Credit Facility Consent") of its lenders under the Credit Facility (as defined) to the Offering and the Transactions (as defined) and (ii) the consent (the "Preferred Stock Consent") of holders of its Series B Pay-In-Kind Preferred Stock (the "Preferred Stock") to the amendment of the Preferred Stock and the Offering and the Transactions.

    This Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Series C Notes and all other documents or instruments executed or amended by Holdings, the Issuer or any of the Subsidiaries in connection with the transactions contemplated hereby and thereby, including the Exchange Offer and Consent Solicitation, the Consent Solicitation Documents, the Credit Facility Consent and the Preferred Stock Consent are referred to herein as the "Documents." The Issuer and the Guarantors are collectively referred to herein as the "Black Angus Entities." The transactions contemplated by the Documents, including without limitation, the Offering and the use of the proceeds therefrom as described in the Offering Circular, the Exchange Offer and Consent Solicitation, the Credit Facility Consent and the Preferred Stock Consent are collectively referred to herein as the "Transactions."

    4.  Delivery and Payment.  Delivery to the Purchaser of, and payment to the Issuer for, the Securities shall be made at a Closing (the "Closing") to be held at 9:00 a.m., New York time, on

October 31, 2001 (the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between the Purchaser and the Issuer.

    The Issuer shall deliver to, or for the benefit of, the Purchaser one or more certificates representing each of the Series C Notes (collectively, the "Global Securities"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Purchaser may request in writing upon at least one full business day's notice to the Issuer, in an amount corresponding to the aggregate principal amount of the Series C Notes against payment by the Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Issuer shall designate at least two business days prior to the Closing. The Issuer shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

    The Global Securities shall be made available to the Purchaser for inspection at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP (or such other place as shall be acceptable to the Purchaser) not later than 12:00 p.m. New York time on the business day immediately preceding the Closing Date. For the purposes of this Section 4, "business day" means each day other than Saturday or Sunday that is not a day on which banking institutions in New York are generally authorized or obligated by law to close.

    5.  Agreements of the Issuer.  The Issuer hereby agrees:

      (a) To (i) advise the Purchaser promptly after obtaining knowledge (and, if requested by the Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (b) To (i) furnish the Purchaser, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Purchaser may reasonably request and (ii) promptly prepare, upon the Purchaser's request, any amendment or supplement to the Offering Circular that the Purchaser deems may be reasonably necessary in connection with Exempt Resales (and the Black Angus Entities hereby consent to the use of the Offering Circular, and any amendments and supplements thereto, by the Purchaser in connection with Exempt Resales).

      (c) Not to amend or supplement the Offering Circular prior to the Closing Date unless the Issuer shall have advised the Purchaser reasonably in advance.

      (d) So long as the Purchaser shall hold any Notes as part of an unsold allotment in the initial distribution, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuer or the Purchaser, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular so that (A) as so amended or supplemented the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with applicable law and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144(A)(d)(4) of the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

      (e) To cooperate with the Purchaser and the Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that no Black Angus Entity shall be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (f)  Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all reasonable costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Offering Circular, the Exchange Offer and the Consent Solicitation in each case including all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Documents, (C) the issuance and delivery of the Notes, including the reasonable fees of the Trustee and the cost of its personnel, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Purchaser's counsel relating to such registration or qualification), (E) furnishing such copies of the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Purchaser, and (F) the preparation of the Notes (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Black Angus Entities, (iii) all reasonable expenses and listing fees in connection with the application for quotation of the Private Offering Resales and Trading Through Automated Linkage ("PORTAL"), (iv) all fees and expenses (including fees and expenses of counsel) of the Black Angus Entities in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes and (vi) all reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred by the Purchaser in connection with the preparation, negotiation and execution of the Documents and the consummation of the Transactions unless the Issuer terminates the Agreement pursuant to Section 11 hereof.

      (g) To use the proceeds from the sale of the Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

      (h) To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, each Black Angus Entity hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Collateral Agent in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

      (i)  To do and perform all things required to be done and performed by it under the Documents that are within its control prior to and after the Closing Date. Without limiting the foregoing, the Issuer will do and perform all things necessary or advisable to obtain all termination statements, mortgage releases and other collateral lease and termination lease documents necessary to terminate the Liens contemplated by Section 6(n)(iv) hereof as promptly as practicable following the Closing Date.

      (j)  Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of any of them will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Purchaser or to the Eligible Purchasers of the Notes.

      (k) For so long as any of the Notes remain outstanding, during any period in which any of them is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

      (l)  To comply with the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

      (m) To use its reasonable best efforts to effect the inclusion of the Notes in PORTAL.

      (n) For so long as the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Purchaser all quarterly and annual financial information and all reports specified in Section 4.3 of the Indenture.

      (o) Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or knowingly permit any person acting on its behalf to, (i) distribute any offering material in connection with the offering and sale of the Notes other than the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(c) hereof or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

      (p) Not to, directly or indirectly, without the prior consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any securities of any Black Angus Entity for a period of 90 days after the date hereof, except (i) as contemplated by the Registration Rights Agreement or the Offering Circular or (ii) options to purchase common stock granted to employees of the Issuer.

      (q) For so long as the Purchaser shall hold any Notes, to notify the Purchaser promptly in writing if the Issuer or any of its Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan other than any such plans described in Annex B to the Final Offering Circular. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(w) hereof.

    6.  Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Purchaser that:

      (a) The Final Offering Circular as of its date and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to any such untrue statement or omission in reliance upon and in conformity with the information provided in writing to the Issuer by or on behalf of the Purchaser expressly for use in the Final Offering Circular (the "Purchaser's Information"). The Issuer agrees that the only such Purchaser's Information provided by or on behalf of the Purchaser is that information contained in the section of the Final Offering Circular entitled "Plan of Distribution." No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Offering Circular, or any amendment or supplement thereto, in any jurisdiction. The Offering Circular, as of its date contained, and as amended or supplemented as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Except as expressly disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

      (b) Each of the Issuer and each Subsidiary (as defined below) (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be in good standing or so qualified could not, singly or in the aggregate, have a material adverse effect on (i) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries, taken as a whole, (ii) the ability of the Issuer or any Subsidiary to perform its obligations under any of the Documents or (iii) the perfection or priority of any Security Interest in any portion of the Collateral (a "Material Adverse Effect").

      (c) Immediately following the Closing, (i) the only direct or indirect subsidiaries of the Issuer (collectively, the "Subsidiaries") will be the corporations identified on Schedule 6(c), and (ii) the Issuer will directly or indirectly beneficially own 100% of the outstanding shares of capital stock of each Subsidiary, free and clear of Liens (as defined in the Indenture), except for Liens securing the Notes and the Credit Facility, and all of such shares of capital stock will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights. Except as expressly disclosed in the Offering Circular, there are no outstanding (x) securities convertible into or exchangeable for any capital stock of the Issuer or any of the Subsidiaries, (y) options, warrants or other rights to purchase or subscribe to capital stock of the Issuer or any of the Subsidiaries or securities convertible into or exchangeable for capital stock of the Issuer or any of the Subsidiaries or (z) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of the Issuer or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Immediately following the Closing, the Issuer will not directly or indirectly own any capital stock or other equity interest in any person other than the Subsidiaries.

      (d) Immediately following the Closing, the total authorized capital stock of the Issuer shall consist of 1,000,000 shares of Common Stock, 128,081 shares of which shall be issued and outstanding and 160,000 shares of Preferred Stock, 35,000 shares of which shall be issued and outstanding. All of the outstanding shares of capital stock of the Issuer have been duly authorized and are validly issued, are owned beneficially and of record as set forth in the Offering Circular, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the capitalization of the Issuer and its Subsidiaries on a consolidated basis, and (ii) the pro forma capitalization of the Issuer and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

      (e) Except for this Agreement, the Registration Rights Agreement, or as set forth in the Offering Circular, neither the Issuer nor any of the Subsidiaries has entered into any agreement (i) to register its securities under the Act or (ii) to purchase or offer to purchase any securities of the Issuer, any of the Subsidiaries or any of their respective affiliates.

      (f)  Each Black Angus Entity has all requisite power and authority to enter into, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions. This Agreement has been duly and validly authorized by the Issuer, and assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Each of the other Documents has been duly and validly authorized by each of the Issuer and the Subsidiaries that is, or will be, a party thereto, and is, or when executed and delivered on the Closing Date will be, a legal, valid and binding obligation of each of the Issuer and the Subsidiaries that is a party thereto, enforceable against each such person in accordance with its terms except that (i) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. When executed and delivered, each Document, if described in the Offering Circular, will conform in all material respects to the description thereof in the Final Offering Circular.

      (g) The Series C Notes have been duly and validly authorized by the Issuer for issuance and sale to the Purchaser pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms except that (i) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (whether considered in a proceeding in equity or at law). The Exchange Notes have been duly and validly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms except that (i) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (whether considered in a proceeding in equity or at law). Each Guaranty has been duly and validly authorized by the applicable Guarantor and, when issued in accordance with the terms of the Indenture, will be a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except that (i) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and

  (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (whether considered in a proceeding in equity or at law).

      (h) Neither the Issuer nor any of the Subsidiaries is (i) in violation of its respective charter or by-laws (collectively, "Charter Documents"), (ii) other than violations that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any government, governmental or regulatory agency or body, court or arbitrator, domestic or foreign (each, a "Governmental Authority") or (iii) other than breaches or defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in breach of or default under (with the passage of time or otherwise) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"). There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or Applicable Laws or a breach of or default under any Applicable Agreement or result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, violations, penalties, defaults or conditions which could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      (i)  Neither the execution, delivery or performance of the Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Issuer or any of the Subsidiaries (except pursuant to the Documents), or result in an acceleration of indebtedness pursuant to (i) the Charter Documents of the Issuer or any of the Subsidiaries, (ii) any Applicable Agreement, other than such breaches, violations or defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (as defined in the Indenture) will exist.

      (j)  No permit, authorization, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority (collectively, "Permits") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date, (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required (iii) required under the securities or Blue Sky laws of the various states and (iv) the failure of which to make or obtain could not, singly or in the aggregate, result in a Material Adverse Effect.

      (k) Except as expressly disclosed in the Offering Circular, there is no action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "Proceedings"), pending or threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the Transactions, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (l)  The Issuer and each of the Subsidiaries has such Permits as are necessary to own, lease and operate the properties and to conduct the businesses described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such Permits are in full force and effect. To the knowledge of the Issuer after due inquiry, no event has occurred which allows, or after notice or lapse of time would allow the imposition of, any penalty, revocation or termination by the issuer thereof or which results in any impairment of the rights of the holder of any such Permits, in any manner that could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries has received notice that any issuer is considering limiting, suspending or revoking any such Permit.

      (m) Immediately following the Closing, the Issuer and the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (except for Permitted Liens (as defined below)), to all property and assets described in the Offering Circular as being owned by them and (ii) will enjoy peaceful and undisturbed possession under all leases to which any of them is a party as lessee, subject to the respective terms of such leases. "Permitted Liens" means, collectively, (i) Permitted Liens as defined in the Indenture (other than any Liens that are Permitted Liens solely by reason of clause (vi) thereof), (ii) Liens on assets securing Indebtedness outstanding under the Credit Facility, and the Notes, (iii) Liens of record with respect to Indebtedness that has been repaid in full; provided, that (A) the Issuer has received a payoff letter with respect to such Indebtedness and (B) the Lien holder has a legal and valid obligation to deliver to the Issuer a termination statement, mortgage release or other collateral release and termination without charge (other than reimbursement of expenses). All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and, to the knowledge of the Issuer after due inquiry, no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and the Subsidiaries maintain insurance (including self-insurance consistent with prior practice) covering their properties, operations, personnel and businesses against such losses and risks as they reasonably deem adequate in accordance with customary industry practice. Any such insurance is outstanding and duly in force.

      (n) Upon execution and delivery thereof and the issuance of the Notes, the Security Documents will create, in favor of the Collateral Agent, for the benefit of the holders of the Notes and the lenders under the Credit Facility, a valid security interest in the right, title and interest of the Black Angus Entities' Collateral and the proceeds thereof and upon the delivery required by the Security Documents, the Collateral Agent will have a first priority perfected security interest in the Collateral.

      (o) All tax returns required to be filed by the Issuer and the Subsidiaries in any jurisdiction (including foreign jurisdictions) prior to the date hereof have been duly and timely filed (with due regard to proper extensions) and, when filed, all such returns were true, correct and complete, except where a failure to duly and timely file a true, correct and complete tax return could not reasonably be expected to have a Material Adverse Effect. All taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, interest and additions to taxes) shown or claimed to be due on such tax returns have been duly and timely paid or deposited in full (with due regard to proper extensions), except (A) for amounts (i) being contested in good faith by appropriate proceedings, (ii) accrued but not yet due and payable, and (iii) currently payable without penalty or interest, in each case for which an adequate reserve or accrual has been established on the books and records of the Issuer or the Subsidiaries in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"), and (B) where a failure to duly and timely pay or deposit any such amount in full could not reasonably be expected to have a Material Adverse Effect. The Issuer and the Subsidiaries have not received written notification from any taxing jurisdiction of any actual or proposed additional tax assessments for any taxable period ending on or before the date hereof against the Issuer or any of the Subsidiaries that could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Issuer and the

  Subsidiaries in respect of any tax liability not finally determined for any taxable period ending on or before the date hereof are adequate to meet any reasonably foreseeable assessments or re-assessments for additional tax for any such taxable years.

      (p) To the knowledge of the Issuer after due inquiry, (i) the Issuer and the Subsidiaries own, or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently used in, or necessary for the conduct of, their businesses as set forth in the Offering Circular and (ii) no claims have been asserted by any person challenging the use of any such Intellectual Property by the Issuer or any of the Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto, except such as could not reasonable be expected to have a Material Adverse Effect.

      (q) Each of the Issuer and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

      (r) Each of (i) the audited consolidated financial statements of the Issuer and related notes contained in the Offering Circular (the "Issuer Audited Financial Statements"), and (ii) the unaudited historical consolidated financial statements of the Issuer and related notes contained in the Offering Circular (the "Issuer Interim Financial Statements," and collectively with the Issuer Audited Financial Statements, the "Financial Statements") present fairly the consolidated financial position, results of operations and cash flows of the Issuer and its subsidiaries, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP. The summary historical financial data included in the Offering Circular are accurately presented in all material respects and have been derived accurately from, and prepared on a basis consistent with, the Financial Statements and the books and records of the Issuer and its Subsidiaries. The pro forma consolidated financial statements and related notes in the Offering Circular (i) have been prepared on a basis consistent with the Financial Statements, except for the pro forma adjustments specified therein and (ii) are based on good faith, reasonable estimates and assumptions of the Issuer. The summary pro forma financial information included in the Offering Circular are accurately presented in all material respects and have been derived from, and prepared on a basis consistent with, such pro forma financial statements. All other financial and statistical data regarding the Issuer and the Subsidiaries included in the Offering Circular are accurately presented in all material respects. Arthur Andersen LLP are independent certified public accountants with respect to the Issuer and the Subsidiaries.

      (s) Since the date as of which information is given in the Offering Circular, except as disclosed in the Offering Circular, (i) neither the Issuer nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are, singly or in the aggregate, material to the Issuer and the Subsidiaries taken as a whole, nor have any of them entered into any material transactions not in the ordinary course of business that, singly or in the aggregate, are material to the Issuer and the Subsidiaries taken as a whole, (ii) there has not been any decrease in the capital stock of any of them, or any increase in long-term indebtedness or any material increase in short-term indebtedness of the Issuer and the Subsidiaries on a consolidated basis, or any payment of or declaration to pay any dividends or any other distribution with respect to any of them and (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole.

      (t)  Immediately following the Closing, after giving effect to the Transactions, (i) the present fair salable value of the assets of each of the Issuer and the Subsidiaries will exceed the amount that will be required to be paid on or in respect of the then existing debts and other liabilities (including contingent liabilities) as they become absolute and matured and (ii) of the Issuer does not and no Subsidiary will have unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Neither the Issuer nor any of the Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

      (u) Except as contemplated by this Agreement, neither the Issuer nor any of its Affiliates has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of any of the Notes or (ii) except as disclosed in the Offering Circular, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of them.

      (v) No registration under the Act, and no qualification of the Indenture under the TIA, was or is required for (i) the sale of the Series C Notes to the Purchaser as contemplated hereby or for the Exempt Resales as contemplated hereby and the Offering Circular, assuming (x) that the Eligible Purchasers who buy the Securities in the Exempt Resales are "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (y) the accuracy of the Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Series C Notes to the Purchaser and the Exempt Resales or (ii) the commencement or consummation of the Consent Solicitation. No form of general solicitation or general advertising was used by the Issuer or any of its Affiliates or any of their representatives in connection with the offer and sale of any of the Series C Notes or in connection with Exempt Resales. Other than in connection with the Exchange Offer and Consent Solicitation, no securities of the same class as any of the Series C Notes have been offered, issued or sold by the Issuer or any of its Affiliates within the six-month period immediately prior to the date hereof.

      (w) Neither the Issuer nor any of its "Affiliates" is a "party in interest" or a "disqualified person" with respect to any employee benefit plans except for the American Restaurant Group Savings and Investment Plan. Except as described in the Offering Circular or which would not reasonably be expected to have a Material Adverse Effect, none of the Issuer or its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Issuer or any Subsidiary makes or within the last five years has made a contribution and in which any employee of the Issuer or any Subsidiary is or has within the last five years been a participant. With respect to such plans, the Issuer and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, except where any non-compliance would not reasonably be expected to have a Material Adverse Effect. The terms "employee benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code").

      (x) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve

  System). Neither the Issuer nor any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

      (y) Neither the Issuer nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Purchaser) in connection with the Transactions and neither the Issuer nor any of the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions and fees to the Purchaser as set forth in the Offering Circular).

      (z) Neither the Issuer nor any Subsidiary is engaged in any unfair labor practice. Except as expressly disclosed in the Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuer after due inquiry, threatened against the Issuer or any of the Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuer after due inquiry, threatened against the Issuer or any of the Subsidiaries, and (iii) no union representation question existing with respect to the employees of the Issuer or any of the Subsidiaries, and, to the Issuer's knowledge after due inquiry, no union organizing activities are taking place that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (aa) Except as expressly disclosed in the Offering Circular or as could not reasonably be expected to have a Material Adverse Effect: (i) the Issuer and its Subsidiaries are in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the "Environmental Laws"); (ii) to the Issuer's knowledge, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future; and (iii) there is no claim under any Environmental Law, including common law, pending or, to the knowledge of the Issuer, threatened against the Issuer or its Subsidiaries ("Environmental Claim"), and, to the Issuer's knowledge after appropriate inquiry, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Issuer or its Subsidiaries.

    7.  Representations and Warranties of the Purchaser.  The Purchaser represents and warrants with respect to itself that:

      (a) It is a QIB.

      (b) It (i) is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be soliciting offers for the Notes only from, and will be reoffering and reselling the Notes only to persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

      (c) No form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Notes and it will not offer to sell the Notes in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

      (d) It will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, Eligible Purchasers who, in purchasing such Notes, will be deemed to have represented and agreed (i) that they are purchasing the Securities for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A) inside the United States to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 or in accordance with another exemption from the registration requirements of the Act, (B) to the Issuer, (C) pursuant to an effective registration statement, and (D) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

      (e) It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement, and each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by it.

    8.  Indemnification.

      (a) The Issuer shall indemnify and hold harmless the Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Purchaser (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of the Purchaser and any such controlling person (collectively, the "Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Circular (or any amendment or supplement thereto or, solely in connection with the sale of the Notes, financial projections used in connection with the Offering), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except insofar as any such Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the Purchaser's Information. The Issuer shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding of which the Issuer or any Subsidiary is aware in connection with the matters addressed by this Agreement that involves the Issuer, any of the Subsidiaries or any of the indemnified parties.

      (b) If any Proceeding shall be brought or asserted against any person entitled to indemnification under this Agreement, such Indemnified Party shall give prompt written notice to the Issuer; provided, that the failure to so notify the Issuer shall not relieve the Issuer from any obligation or liability except to the extent (but only to the extent) that it shall be set forth (either specifically or by enforcement of an arbitration award) in a final order of a court of competent jurisdiction (which order is not subject to appeal) that the Issuer has been prejudiced materially by such failure and the Issuer shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The Purchaser or such affiliate, officer, shareholder, counsel, agent, employee, director or person who controls the Purchaser (as described) shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser or such other person unless: (i) the Issuer shall have failed to assume the defense of such action or the Issuer shall have failed to employ counsel reasonably satisfactory to the Purchaser or such other person in any such action; or (ii) such indemnified party shall have been advised by counsel that there may be one or more defenses available to it that are different from or additional to those available to the Issuer (in which case, if such indemnified party notifies the Issuer in writing that it elects to employ separate counsel at the expense of the Issuer, the Issuer shall not have the right to assume the defense of such action on behalf of such indemnified party), in any of which events such fees and expenses shall be borne by the Issuer and paid as incurred; provided, that the Issuer shall be responsible for the fees and expenses of only one counsel (in addition to any reasonably required local counsel) for all indemnified parties hereunder. Anything in this paragraph to the contrary notwithstanding, the Issuer shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld.

      The Purchaser agrees to indemnify, defend and hold harmless the Issuer, its affiliates, directors, officers, shareholders, counsel, agents and employees and any person who controls the Issuer or any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each of the Indemnified Parties but only insofar as any Loss is caused by, related to, based upon, arises out of or is in connection with any untrue statement or omission or alleged untrue statement or omission which has been made in or omitted from the Final Offering Circular in reliance upon and in conformity with the Purchaser's Information

      The Purchaser shall advise the Issuer promptly if it becomes aware of the occurrence of any event or any other change prior to the Closing that results in the Final Offering Circular containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Purchaser shall notify the Issuer promptly of the institution, threat or assertion of any Proceeding of which the Purchaser is aware in connection with the matters addressed by this Agreement which involves the Purchaser or any of the Indemnified Parties.

      Neither the Issuer nor any of its Subsidiaries shall, without the prior written consent of each Indemnified Party, consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Purchaser, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

      (c) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Purchaser, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuer, and the total discounts and commissions received by the Purchaser, bear to the total price of the Securities in Exempt Resales. The relative fault of the Issuer, on the one hand, and the Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

      Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by them with respect to the Notes exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (d) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Issuer may otherwise have to the Indemnified Parties.

    9.  Conditions.

      (a) The obligation of the Purchaser to purchase the Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

        (i)  All the representations and warranties of Issuer in each of the Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Issuer and the subsidiaries and, to the knowledge of the Issuer after due inquiry, each other party to the Documents (other than the Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents.

        (ii) The Offering Circular shall have been printed and copies made available to the Purchaser not later than 9:00 a.m., New York City time, on October 3, 2001 or at such later date and time as the Purchaser may approve.

        (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated that would prevent or materially interfere with the Offering.

        (iv) No Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions.

        (v) The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

        (vi) The Purchaser shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Issuer, on behalf of the Issuer, (x) confirming the matters set forth in paragraphs (i) through (v) of this Section 9(a) and (y) certifying as to such other matters as the Purchaser may reasonably request, (B) a certificate, dated the Closing Date, signed by the Secretary of the Issuer and of each Subsidiary, certifying such matters as the Purchaser may reasonably request and (C) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuer substantially in the form previously approved by the Purchaser.

        (vii) The Purchaser shall have received:

          (1) an opinion of Milbank, Tweed, Hadley & McCloy, LLP, counsel to the Issuer, dated the Closing Date, in form and substance to be negotiated in good faith prior to the Closing Date.

    In addition, such counsel shall deliver customary negative assurance with respect to the content of the Offering Circular.

          (2) An opinion of Patrick Kelvie, in-house counsel to the Issuer, dated the Closing Date, in form and substance to be negotiated in good faith prior to the Closing Date.

          (3) other opinions of counsel to the Issuer admitted to practice in states other than New York, dated the Closing Date, in form and substance to be negotiated in good faith prior to the Closing Date;

          (4) an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance to be negotiated prior to the Closing Date.

        (viii)The Purchaser shall have received from Arthur Andersen LLP (A) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Purchaser, with respect to the financial statements and certain financial information contained in the Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date, provided that the Purchaser has provided Arthur Andersen with letters customarily required in connection with receipt of a "comfort letter" in an offering of the type contemplated hereby.

        (ix) The Documents shall have been amended (to the extent necessary to effectuate the Transactions), executed and delivered by all parties thereto and the Purchaser shall have received a fully executed original of each Document.

        (x) On or prior to the Closing Date, the Transactions shall have been duly consummated and the Purchaser shall have received evidence reasonably satisfactory to it of such consummation. Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions, and letters to the effect that the Purchaser may rely on such opinions, as if addressed to the Purchaser.

        (xi) The Purchaser shall have received copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases and other collateral releases and terminations, each in form and substance reasonably satisfactory to the Purchaser, evidencing (1) the repayment of the Existing Notes (as each term is defined in the Offering Circular) and the termination of each other agreement or instrument relating thereto, and (2) the release of each item of collateral securing such indebtedness and the termination of all Liens created thereunder, and each such payoff letter, release and termination shall be in full force and effect.

        (xii) The Collateral Agent shall have received (A) executed copies of each UCC-1 financing statement signed by the Issuer and each Subsidiary, naming the Collateral Agent as secured party and filed in such jurisdictions as the Purchaser may reasonably require, (B) evidence of property insurance to the extent required by the Security Documents and (C) the original stock certificates pledged to the Collateral Agent pursuant to the Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith.

        (xiii)Counsel to the Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

        (xiv) The Series C Notes shall have been given a rating by each "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 431(g)(2) under the Act that is at least as high as the rating of the Existing Notes as of the date of this Agreement by such rating organization.

      (b) The obligation of the Issuer to sell the Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

        (i)  The Purchaser shall have delivered payment to the Issuer for the Notes pursuant to Sections 2 and 4 of this Agreement.

        (ii) All of the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

        (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Notes; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date that would prevent or materially interfere with the Offering.

        (iv) On or prior to the Closing Date, the Transactions shall have been duly consummated.

    10. Termination.  The Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuer if any of the following has occurred subsequent to the executions and delivery of the Agreement:

      (a) any material adverse effect or development involving a prospective adverse effect on the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise), of the Issuer or any Subsidiary, whether or not arising in the ordinary course of business, that could reasonably be expected to, in the Purchaser's judgment, (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of any of the Notes;

      (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere make it, in the Purchaser's reasonable judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Securities;

      (c) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

      (d) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Purchaser's reasonable opinion materially and adversely affects, or could reasonably be expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries taken as a whole;

      (e) the Existing Notes shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 431(g)(2) under the Act; or

      (f)  the declaration of a banking moratorium by any U.S. Federal or New York State Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Purchaser's opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

    The indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuer and the Subsidiaries set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement. Without limiting the foregoing, notwithstanding any termination of this Agreement or the failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuer shall be liable (i) for all expenses that it has agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to Section 8 hereof.

    11. Default by Purchaser.  If the Purchaser shall fail or refuse to purchase the Notes that it has agreed to purchase hereunder on the Closing Date (other than pursuant to Section 9 or Section 10 hereof) and arrangements satisfactory to the Issuer for the purchase of such Notes are not made within 36 hours after such default, the Issuer may terminate this Agreement without liability on the part of the Issuer. Nothing herein shall relieve the Purchaser from liability for its default.

    12. Miscellaneous.

      (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer, 4410 El Camino Real, Suite 201, Los Altos, California 94022, Attention: Patrick Kelvie, with copies to Milbank Tweed, Hadley, & McCloy, LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, Attention: Kenneth Baronsky, and (ii) if to the Purchaser, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Jerry M. Gluck, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Rod A. Guerra, Jr. (provided that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

      (b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Purchaser and, to the extent provided in Section 8 hereof, the controlling persons officers, directors, partners, employees, representatives and agents referred to in Section 8 and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes is intended to be a beneficiary of the Issuer's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Issuer, and each such purchaser shall have the right to take action against the Issuer to enforce, and obtain damages for any breach of, those covenants.

      (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR ANY SUBSIDIARY IN ANY OTHER JURISDICTION.

      (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (f)  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

      (h) The indemnities and contribution and expense reimbursement provisions set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery and payment for the Series C Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any party hereto, (ii) acceptance of the Series C Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

    Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Purchaser.

Very truly yours,

AMERICAN RESTAURANT GROUP, INC.

		By:	/s/ RALPH S. ROBERTS
		Name:	Ralph S. Roberts
		Title:	Chief Executive Officer and President

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:	/s/ ANDREW WHITTAKER
Name:	Andrew Whittaker
Title:	EVP

Schedule 6(c)

Subsidiaries of the Issuer

Organization	Percentage Ownership	Jurisdiction of
ARG Enterprises, Inc.	100%	California
ARG Property Management Corporation	100%	California
Black Angus Enterprises of Idaho, Inc.	100%*	Idaho
ARG Terra, Inc.	100%	Delaware

*
Indirect Subsidiary

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  EXHIBIT 1.1
AMERICAN RESTAURANT GROUP, INC.
Schedule 6(c) Subsidiaries of the Issuer